Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER

2026 FINANCIAL RESULTS

Acquires Personal Care Operations in State of Indiana with Plans for Further Expansion

Frisco, Texas (May 4, 2026) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights:

●	Net Service Revenues Increase 7.7% to $363.6 Million
●	Net Income of $25.1 Million, or $1.36 per Diluted Share
●	Adjusted Net Income per Diluted Share Increases 14.1% year-over-year to $1.62
●	Adjusted EBITDA Increases 9.7% year-over-year to $44.5 Million
●	Cash Flow from Operations increased to $52.4 Million
●	Announced Acquisition in State of Indiana and Agreement for Additional Indiana Acquisition

Overview

Net service revenues were $363.6 million for the first quarter of 2026, a 7.7% increase compared with $337.7 million for the first quarter of 2025. Net income was $25.1 million for the first quarter of 2026 compared with $21.2 million for the first quarter of 2025, while net income per diluted share was $1.36 compared with $1.16 for the same period a year ago. Adjusted EBITDA increased 9.7% to $44.5 million for the first quarter of 2026 from $40.6 million for the first quarter of 2025. Adjusted net income was $30.0 million for the first quarter of 2026 compared with $26.0 million for the prior-year period, while adjusted net income per diluted share was $1.62 compared with $1.42 for the first quarter of 2025. Adjusted net income per diluted share for the first quarter of 2026 excludes acquisition expenses of $0.06 and stock-based compensation expense of $0.20. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Addus had a solid start to 2026, delivering an improved year-over-year financial and operating performance with revenue up 7.7% and adjusted EBITDA up 9.7% over the first quarter last year. These results reflect continued demand for our home-based care services across the continuum. Addus is well positioned to meet this demand as we continue to expand our market reach and add density in the states where we operate. Our hiring trends have been stable and consistent in the first quarter despite some brief winter weather interruptions in January. We are proud of the dedicated caregivers who represent Addus and continue to provide outstanding care and support to the patients and families who rely on us for quality care in their preferred home setting.

“Our personal care business, which accounted for 77.3% of our revenues, was the primary driver of our growth with a 6.5% organic revenue increase over the first quarter last year. We benefitted from higher volumes as well as additional rate support from two key states, including a 9.9% increase in Texas that was effective September 1, 2025, and a 3.9% increase from the State of Illinois that was effective beginning January 1, 2026. We are pleased that our strong value proposition as a cost-effective provider is being recognized by the states where we serve clients.

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

“Our hospice care business has performed well and accounted for 18.1% of our revenue for the first quarter. We have seen consistent trends in our hospice segment, resulting in 7.7% organic revenue growth over the first quarter of last year and year-over-year improvement in average daily census. Our home health business represented 4.6% of revenue for the first quarter. We believe home health provides important complementary capabilities and clinical collaboration for our personal care and hospice care segments as we see more patients in select markets receive the benefit of the full continuum of care,” said Allison.

Indiana Acquisition Supports Market Expansion

The Company also announced it acquired the personal care operations of HomeCourt Home Care (“HomeCourt”) on May 1, 2026. Based in Fort Wayne, Indiana, HomeCourt serves approximately 240 clients and has annualized revenues of approximately $9.7 million. The Company also entered into a definitive agreement to acquire additional Indiana operations of a similar size to further expand geographic reach in the state, which is expected to close later this year.

Allison added, “We are excited to announce this acquisition, which marks our entry into Indiana, a new market for Addus and our plans to further grow in the state. Acquisitions remain an integral part of our growth strategy, and we are pleased to welcome HomeCourt Home Care to our personal care operations. This transaction and our planned additional transaction are aligned with our strategy of expanding our personal care footprint in select markets and creating density in markets where we operate. We expect the HomeCourt transaction to be immediately accretive to our financial results. We look forward to further expanding our coverage and capabilities in Indiana.”

Cash and Liquidity

As of March 31, 2026, the Company had cash of $103.1 million and bank debt of $94.3 million, with capacity and availability under its revolving credit facility of $650.0 million and $547.8 million, respectively. Net cash provided by operating activities was $52.4 million for the first quarter of 2026.

Allison added, “For the first quarter of 2026, we continued to generate consistent cash flow from operations and maintain a strong balance sheet. Our conservative leverage position allows us flexibility to make strategic investments in our business and to evaluate and pursue additional acquisition opportunities like those announced today. We have a strong development team with a proven track record, and we will continue our disciplined approach focused on both non-clinical and clinical acquisition opportunities where we can increase both density and geographic coverage. We see important synergies in offering the full care continuum as we build scale and expand our market coverage, and we are optimistic that we will see additional acquisition opportunities in 2026.

Looking Ahead

“We are pleased with the favorable trends in our business and believe we have significant opportunities in 2026 for continued organic growth and for deriving additional value from acquired operations. Addus plays an important role in our nation’s health care delivery system as a leading provider of quality, cost-effective care in the preferred home setting. We have a dedicated team of caregivers who work tirelessly every day to provide outstanding care across our markets. We look forward to the opportunities ahead for Addus in 2026 to deliver value to the clients we serve and our shareholders,” added Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and the gain or loss on the sale of assets. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expense, stock-based compensation expense, restructuring and other non-recurring costs, and gain or loss on the sale of assets. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

Conference Call

Addus HomeCare will host a conference call on Tuesday, May 5, 2026, at 9:00 a.m. Eastern Time. Joining the call from the Company will be Dirk Allison, Chairman and CEO, Brian Poff, Executive Vice President and CFO, and Heather Dixon, President and COO. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on May 12, 2026, by dialing (855) 669-9658 (international dial-in number is (412) 317-0088) and entering pass code 7882999.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,750 patients and consumers through 263 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(amounts and shares in thousands, except per share data)
(Unaudited)

Income Statement Information:	For the Three Months Ended March 31,
	2026	2025

Net service revenues	$363,611	$337,708
Cost of service revenues	247,738	230,031

Gross profit	115,873	107,677
	31.9%	31.9%
General and administrative expenses	77,771	73,220
Depreciation and amortization	4,030	3,943
Total operating expenses	81,801	77,163

Operating income from continuing operations	34,072	30,514

Total interest expense, net	1,641	3,516

Income before income taxes	32,431	26,998
Income tax expense	7,362	5,770

Net income	$25,069	$21,228

Net income per diluted share:	$1.36	$1.16

Weighted average number of common shares outstanding:
Diluted	18,486	18,311

Cash Flow Information:	For the Three Months Ended March 31,
	2026	2025

Net cash provided by operating activities	$52,365	$18,949
Net cash used in investing activities	(1,692)	(1,378)
Net cash used in financing activities	(29,225)	(19,528)

Net change in cash	21,448	(1,957)
Cash at the beginning of the period	81,617	98,911
Cash at the end of the period	$103,065	$96,954

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,
	2026	2025

Assets

Current assets
Cash	$103,065	$96,954
Accounts receivable, net	144,823	134,607
Prepaid expenses and other current assets	24,988	26,267
Total current assets	272,876	257,828

Property and equipment, net	24,657	24,701

Other assets
Goodwill	996,680	972,347
Intangible assets, net	100,488	107,644
Operating lease assets	40,999	45,064
Total other assets	1,138,167	1,125,055

Total assets	$1,435,700	$1,407,584

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$14,040	$27,969
Accrued payroll	63,926	54,858
Accrued expenses	30,348	29,748
Operating lease liabilities, current portion	13,139	12,649
Government stimulus advance	14,637	8,702
Accrued workers compensation	13,385	14,010
Total current liabilities	149,475	147,936

Long-term debt, less current portion, net of debt issuance costs	91,274	198,740
Long-term operating lease liabilities, less current portion	34,331	39,414
Deferred tax liabilities, net	44,205	25,986
Other long-term liabilities	255	125
Total long-term liabilities	170,065	264,265

Total liabilities	319,540	412,201

Total stockholders' equity	1,116,160	995,383

Total liabilities and stockholders' equity	$1,435,700	$1,407,584

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Net Service Revenue by Segment
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Net Service Revenues by Segment

Personal Care	$281,094	$258,286
Hospice	65,785	61,437
Home Health	16,732	17,985
Total Revenue	$363,611	$337,708

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES
Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Personal Care

States served at period end	23	23
Locations served at period end	200	199
Average billable census - same store (1)	49,287	50,340
Average billable census - acquistions	996	81
Average billable census - closed (2)	-	57
Average billable census total	50,283	50,478
Billable hours (in thousands)	10,733	10,201
Average billable hours per census per month	71.1	67.4
Billable hours per business day	167,699	159,395
Revenues per billable hour	$26.16	$25.32
Organic growth
- Revenue	6.5%	7.4%

Hospice

Locations served at period end	40	38
Admissions	3,417	3,474
Average daily census (3)	3,804	3,515
Average discharge length of stay	110.6	97.4
Patient days	342,359	316,319
Revenue per patient day	$191.42	$194.23
Organic growth
- Revenue	7.7%	9.9%
- Average daily census	8.1%	4.6%

Home Health

Locations served at period end	22	23
New Admissions	4,694	4,708
Recertifications	2,523	2,982
Total Volume	7,217	7,690
Visits	80,892	94,593
Organic growth
- Revenue	(6.6)%	1.3%
- New Admissions	(0.3)%	(3.7)%
- Volume	(6.2)%	(4.6)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	49.7%	51.5%
Managed care organizations	47.6	45.3
Private duty	2.2	2.7
Commercial	0.4	0.4
Other	0.1%	0.1%

Hospice

Medicare	94.4%	92.4%
Commercial	2.8	3.9
Managed care organizations	2.3	3.3
Other	0.5%	0.4%

Home Health

Medicare	61.1%	69.9%
Managed care organizations	23.7	21.2
State, local and other governmental programs	12.2	6.0
Commercial	2.5	2.5
Other	0.5%	0.4%

(1) The average billable census in acquisitions of 14,449 for the three months ended March 31, 2025, was reclassified to average billable census - same stores for comparability purposes.
(2) The average billable census for closed stores of 57 for the three months ended March 31, 2025 was reclassified to average billable census - closed stores for comparability purposes.
(3) Exited sites would have reduced ADC for the three months ended March 31, 2026 and March 31, 2025 by 2 and 6, respectively.

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(Unaudited) (1)

	For the Three Months Ended March 31,
	2026	2025
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$25,069	$21,228

Interest expense, net	1,641	3,516
Gain on the sale of assets	(16)	(7)
Income tax expense	7,362	5,770
Depreciation and amortization	4,030	3,943
Acquisition expenses	1,324	2,952
Stock-based compensation expense	5,000	3,170
Restructure and other non-recurring costs	104	-

Adjusted EBITDA	$44,514	$40,572

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$25,069	$21,228

Gain on the sale of assets	(16)	(7)
Acquisition expenses	1,324	2,952
Stock-based compensation expense	5,000	3,170
Restructure and other non-recurring costs	104	-
Tax effect	(1,456)	(1,306)

Adjusted Net Income	30,025	26,037

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (3)

Diluted earnings per share	$1.36	$1.16

Acquisition expenses, per diluted share	0.06	0.13
Stock-based compensation expense per diluted share	0.20	0.13

Adjusted net income per diluted share	$1.62	$1.42

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$363,611	$337,708

Revenue associated with the closure of certain sites	(109)	(1,066)

Adjusted net service revenues	$363,502	$336,642

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ADUS Announces First Quarter 2026 Financial Results

May 4, 2026

Footnotes:

(1) We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs and gain or loss on the sale of assets.  Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.  Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company's operating performance, to provide investors with insight and consistency in the Company's financial reporting and to present a basis for comparison of the Company's business among periods, and to facilitate comparison with results of the Company's peers.  Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies.  The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2) We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, and gain on the sale of assets. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, and gain on the sale of assets.  Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites.  Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP).  It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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